CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-14 of Dreyfus Premier Investment Funds, Inc. and to the use of our report dated February 28, 2008 on the financial statements and financial highlights of BNY Hamilton Large Cap Equity Fund, BNY Hamilton Large Cap Growth Fund, BNY Hamilton Large Cap Value Fund, BNY Hamilton Global Real Estate Securities Fund, and BNY Hamilton Enhanced Income Fund, each a series of shares of BNY Hamilton Funds, Inc. Such financial statements and financial highlights appear in the 2007 Annual Reports to Shareholders which are incorporated by reference into the Prospectus/ Proxy Statement on Form N-14.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

March 26, 2008

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Independent Registered Public Accounting Firms” and “Financial Statements and Experts” in this Registration Statement on Form N-14 of Dreyfus Premier Investment Funds, Inc. (formerly, Dreyfus Premier International Funds, Inc.) (comprising, Dreyfus Premier Large Cap Equity Fund, Dreyfus Premier Large Cap Growth Fund, Dreyfus Premier Large Cap Value Fund, Dreyfus Premier Global Real Estate Securities Fund and Dreyfus Enhanced Income Fund) to be filed on or about March 26, 2008.

/S/ ERNST & YOUNG LLP

New York, New York

March 25, 2008